[Form of transmittal letter to accompany other filed soliciting materials.]

November 26, 1999

____________________
____________________
____________________
____________________

Re:	CACI Rejection of Parsow Lawsuit

Dear __________,

As you may be aware, Parsow filed a lawsuit in the District Court of Delaware on November 10, 1999 in response to our November 3, 1999 14A proxy solicitation letter to CACI shareholders.

We view Parsow's lawsuit as simply his attempt to divert attention from the serious concerns we raised in our 14A letter about his behavior, activities (demands to sell CACI below value), and relative lack of qualifications of Parsow's slate. In our view, Parsow's objective in suing CACI is to save face and deflect shareholder attention from him.

We stand by our 14A solicitation letter which is supported by signed correspondence from Parsow, official written records of CACI's Board of Directors, and media coverage of Parsow's activities.

Enclosed for your information is a summary of our answer to the Parsow lawsuit. Also enclosed is our formal answer filed with the Delaware Court. As you will read, based on the facts we see Parsow's allegations as factually false, completely groundless and without merit, and we are highly confident that we will prevail.

Thank you for your patience and your continued support of CACI.

Sincerely,

          /s/

J. P. London

Enclosures:	(1) Summary of CACI Answer (2) Answer of Defendants, C.A. 99-770